UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2019

KIMCO REALTY CORPORATION
(Exact Name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road
Suite 100
New Hyde Park, NY 11042
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (516) 869-9000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on
which registered
Common Stock, par value $.01 per share.	KIM	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 6.000% Class I Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprI	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.500% Class J Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprJ	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.625% Class K Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprK	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.125% Class L Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprL	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.250% Class M Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprM	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 2.02.   Results of Operations and Financial Condition.

On May 2, 2019, Kimco Realty Corporation (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2019. A copy of the press release is furnished as Exhibit 99.1 to this Current Report. The information in this Item 2.02 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information in this this Item 2.02 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on April 30, 2019. The Company previously filed with the Securities and Exchange Commission the 2019 proxy statement and related materials pertaining to this meeting. On the record date of March 5, 2019, there were 421,998,965 shares of the Company’s common stock, par value $0.01 per share, outstanding and eligible to vote.

Proposal 1: Election of Directors

Elected the following eight nominees to the Board of Directors (the “Board”) to serve as directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Milton Cooper	325,730,485	5,622,693	272,674	40,594,524
Philip E. Coviello	326,923,912	4,436,975	264,965	40,594,524
Conor C. Flynn	327,208,201	3,703,397	714,254	40,594,524
Frank Lourenso	306,352,967	25,001,700	271,185	40,594,524
Colombe M. Nicholas	326,614,147	4,294,948	716,757	40,594,524
Mary Hogan Preusse	326,752,330	4,164,523	708,999	40,594,524
Valerie Richardson	328,719,764	2,202,880	703,208	40,594,524
Richard B. Saltzman	319,887,032	11,037,632	701,188	40,594,524

Proposal 2: Advisory Resolution to Approve the Compensation of our Named Executive Officers

Approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis and the accompanying tables in our 2019 proxy statement. There were 295,612,622 votes for the proposal; 34,854,713 votes against the proposal; 1,158,517 abstentions; and 40,594,524 broker non-votes.

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2019. There were 363,179,245 votes for the proposal; 8,486,605 votes against the proposal; 554,526 abstentions; and no broker non-votes.

Item 8.01.   Other Events.

On April 30, 2019, the Board appointed: (i) Mary Hogan Preusse as Lead Independent Director and Chair of its Nominating and Governance Committee; (ii) Frank Lourenso as Chair of its Executive Compensation Committee; and (iii) Richard Saltzman as a member of its Audit Committee.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

99.1              Press Release, dated May 2, 2019 issued by Kimco Realty Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: May 2, 2019	By:	/s/ Glenn G. Cohen
		Name:	Glenn G. Cohen
		Title:	Chief Financial Officer